UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2017

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
399 Park Avenue, 18th Floor, New York, NY 10022
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On December 20, 2017, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare” or the “Company”), NorthStar Healthcare Income Operating Partnership, LP (the “Operating Partnership”), CNI NSHC Advisors, LLC (the “Advisor”) and Colony NorthStar, Inc. (the “Sponsor”) entered into Amendment No. 1 (the “Advisory Agreement Amendment”) to the Advisory Agreement (the “Advisory Agreement”), dated as of June 30, 2014, by and among, NorthStar Healthcare, the Operating Partnership, the Advisor, as successor to NSAM J-NSHC Ltd, and the Sponsor, as successor to NorthStar Asset Management Group Inc. A description of the Advisory Agreement Amendment is set forth in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference, and the full text of the Advisory Agreement Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01. Other Events

Determination of Estimated Value Per Share

Overview

On December 20, 2017, upon the recommendation of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of NorthStar Healthcare, the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Healthcare’s common stock of $8.50. The estimated value per share is based upon the estimated value of NorthStar Healthcare’s assets less the estimated value of NorthStar Healthcare’s liabilities as of June 30, 2017, divided by the number of shares of NorthStar Healthcare’s common stock outstanding as of June 30, 2017. The information used to generate the estimated value per share, including market information, investment- and property-level data and other information provided by third parties, was the most recent information practically available as of June 30, 2017.

As further described below, the estimated value per share of NorthStar Healthcare’s common stock does not include the potential impact of any premium or benefit for the enterprise value that may be attributable to NorthStar Healthcare due to the size and diversity of its investment portfolio, including its exposure, either directly or through joint ventures, to approximately $9.1 billion in healthcare real estate investments as of June 30, 2017.

Process

The estimated value per share was calculated with the assistance of the Advisor and Robert A. Stanger & Co., Inc. (“Stanger”), an experienced third-party independent valuation and consulting firm engaged by NorthStar Healthcare to assist with the valuation of its assets and liabilities. The engagement of Stanger was approved by the Board, including all of its independent directors. Stanger has extensive experience in conducting asset valuations, including appraisals of healthcare properties and debt investments similar to those owned by NorthStar Healthcare. While NorthStar Healthcare and other entities managed or sponsored by affiliates of the Sponsor have engaged or may engage Stanger in the future for services of various kinds, NorthStar Healthcare believes that there are no material conflicts of interest with respect to its engagement of Stanger.

The Audit Committee recommended and the Board established the estimated value per share based upon the analyses and reports provided by Stanger and the Advisor, including an evaluation of NorthStar Healthcare’s assets and liabilities as of June 30, 2017. The initial analysis provided by Stanger included a range of estimated value per share of $7.65 and $9.39 per share, with a midpoint value of $8.50 per share. The Advisor and the Audit Committee recommended that Board adopt Stanger’s midpoint value estimate, or $8.50 per share. In arriving at its recommendation, the Audit Committee relied in part on valuation methodologies that the Advisor and Stanger believe are standard and acceptable in the real estate and non-traded real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Healthcare. The process for estimating the value of NorthStar Healthcare’s assets and liabilities was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. NorthStar Healthcare believes that the valuation was developed in a manner reasonably designed to ensure its reliability.

On December 19, 2017, Stanger delivered its final report related to the valuation of NorthStar Healthcare’s assets and liabilities as of June 30, 2017, reflecting the midpoint of its estimated range of values, including NorthStar Healthcare’s 67 healthcare real estate properties, eight of which have excess land (the “Healthcare Properties”), five healthcare real estate investments held through unconsolidated joint ventures (the “Joint Venture Investments”), one healthcare-related commercial real estate debt investment (the “Healthcare Debt Investment”), one healthcare-related commercial real estate security (the “Healthcare Security”) and 61 healthcare real estate liabilities (“Healthcare Borrowings”) as further described below.

The Board currently expects that NorthStar Healthcare’s next estimated value per share will be based upon its assets and liabilities as of June 30, 2018 and that such value will be included in a report filed with the U.S. Securities and Exchange Commission. NorthStar Healthcare intends to publish estimated values per share annually, although NorthStar Healthcare may determine to publish such revised values more frequently.

Valuation Methodology

Valuation of Healthcare Properties

To estimate the value of the Healthcare Properties, Stanger conducted an appraisal for 16 Healthcare Properties and relied upon recently completed third-party appraisals (the “Third-Party Appraisals”) for the remaining 51 Healthcare Properties, each performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. In determining the value of each Healthcare Property, Stanger and the other third-party appraisers utilized all information that they deemed relevant, including information from the Advisor and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the 16 Healthcare Properties, Stanger utilized a direct capitalization approach by applying a market capitalization rate for each Healthcare Property to the estimated forward-year annual net operating income at each property, which Stanger believes is the most appropriate methodology for valuing healthcare assets similar to those owned by NorthStar Healthcare. In selecting each capitalization rate, Stanger took into account, among other factors, prevailing capitalization rates in the healthcare property sector, the property’s location, age and condition, the property’s operating trends and lease coverage ratios, if applicable, and other unique property factors. As applicable, Stanger adjusted the capitalized value of each Healthcare Property it appraised for any excess land, deferred maintenance, rent abatements, lease-up costs and other lease-related costs to estimate the “as-is” value of each of the Healthcare Properties it appraised. For the 51 Healthcare Properties that were appraised by independent third parties, Stanger reviewed and relied upon the Third-Party Appraisals, all of which were as of June 30, 2017. The Third-Party Appraisals utilized a direct capitalization approach for all 51 Healthcare Properties. Capitalization rates were selected by the third-party appraisers by taking into account, among other factors, prevailing capitalization rates in the healthcare property sector as deemed appropriate for each property. For the nine Healthcare Properties with excess land, either Stanger or the third-party appraisers valued the excess land by utilizing a comparable sales analysis, where land sales or listings in the market were analyzed and a market based value indication per square foot or acre was derived and applied to the excess land parcel to determine the parcel’s estimated market value. Stanger adjusted the “as-is” property values as of June 30, 2017, as appropriate, for NorthStar Healthcare’s allocable ownership interest in the Healthcare Properties to account for the interests of any third-party investment partners, including any priority distributions. Stanger’s appraisal and the Third-Party Appraisals were certified by an appraiser licensed in the state in which the Healthcare Properties were located. The range of capitalization rates applied to value the Healthcare Properties was 5.8% to 8.5% and the weighted average capitalization rate was approximately 6.6%.

As of June 30, 2017, the estimated value of the Healthcare Properties was $2.1 billion, compared with an aggregate initial purchase price, including subsequent capital expenditures, of $1.9 billion (the “Property Purchase Price”).

Valuation of Joint Venture Investments

The healthcare real estate portfolios held through Joint Venture Investments were valued similarly to the process described above in “Valuation of Healthcare Properties.” For each Joint Venture Investment, Stanger estimated the aggregate value of the underlying healthcare properties and added or subtracted, as appropriate, outstanding borrowings, after factoring in any adjustments for above- or below-market in-place financing, as deemed applicable based on information provided on such borrowings, and other balance sheet assets and liabilities to derive an estimated equity value of the Joint Venture Investment. Stanger then applied the terms of the applicable joint venture agreement, including any distribution priorities, to its equity value estimate to establish NorthStar Healthcare’s allocable share of these Joint Venture Investments. The range of weighted average capitalization rates applied to the Joint Venture Investments was 6.2% to 11.4% and the weighted average capitalization rate across all Joint Venture Investments was approximately 7.9%.

As of June 30, 2017, the estimated value of the Joint Venture Investments was $501.9 million, compared with an aggregate equity contribution, including subsequent capital contributions and return of capital, of $493.2 million (the “Joint Venture Equity Contribution”).

Valuation of Healthcare Debt Investment

The estimated value of the one Healthcare Debt Investment was established by performing a comparable market interest rate analysis as of June 30, 2017. Stanger evaluated the estimated value by applying a DCF analysis over the projected remaining term of the investment, taking into account prepayment and extension options available to the borrower, as appropriate. The cash flow estimates used in the DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow. The expected cash flow was then discounted at an interest rate that Stanger estimated a current market participant would require for an instrument with similar collateral and duration assuming an orderly market environment, taking into account, for example, remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The discount rate used by Stanger to estimate the value of the Healthcare Debt Investment was approximately 11.8%.

As of June 30, 2017, the estimated value of the Healthcare Debt Investment was $71.3 million, compared with an aggregate outstanding principal amount of $75.0 million (the “Principal Amount”).

Valuation of Healthcare Security

To estimate the value of the Healthcare Security, Stanger reviewed the investment’s terms and structure and an independent third-party valuation of the Healthcare Security prepared by a market participant in the market for the Healthcare Security and which was used by NorthStar Healthcare in determining the asset’s carrying value as of June 30, 2017. Pursuant to its engagement, Stanger relied upon the estimated third-party fair market value of the Healthcare Security, which was $31.5 million, which is equal to NorthStar Healthcare’s net carrying value as of June 30, 2017 (the “Healthcare Security Carrying Value”).

Valuation of Healthcare Borrowings

Stanger estimated the fair value of NorthStar Healthcare’s long-term liabilities by discounting the stream of expected interest and principal payments for each liability by an interest rate that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The range of discount rates used by Stanger to estimate the value of the Healthcare Borrowings was approximately 3.9% to 6.1% and the weighted average discount rate was approximately 4.7%.

As of June 30, 2017, the gross estimated value of the Healthcare Borrowings was $1.27 billion, compared with an aggregate gross outstanding principal amount of $1.31 billion.

Cash, Other Tangible Assets and Other Liabilities

The fair value of NorthStar Healthcare’s cash, other tangible assets and liabilities was estimated by the Advisor to approximate carrying value as of June 30, 2017 and Stanger relied upon and utilized such amounts in its determination of the estimated net asset value per share.

Estimated Net Asset Value Per Share

Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its final report, Stanger estimated the net asset value per fully diluted common share outstanding of NorthStar Healthcare as of June 30, 2017 to be $8.50 per share.

The table below sets forth the calculation of NorthStar Healthcare’s estimated value per share as of June 30, 2017 ($ in thousands, except per share values):

	Estimated Value	Estimated Value Per Share
Healthcare Properties	$2,122,780	$11.37
Joint Venture Investments	501,892	2.69
Healthcare Debt Investment	71,319	0.38
Healthcare Security	31,499	0.17
Cash and other assets	183,172	0.98
Healthcare Borrowings	(1,273,636)	(6.82)
Other Liabilities	(50,000)	(0.27)
Estimated net asset value as of June 30, 2017	$1,587,025	$8.50
Estimated enterprise value per share		None assumed

Shares outstanding (in thousands)	186,666

In the aggregate, the estimated value of NorthStar Healthcare’s Healthcare Properties, Joint Venture Investments, Healthcare Debt Investment and Healthcare Security of approximately $2.7 billion represents an approximate 8% increase in value over the aggregate value of the Property Purchase Price, the Joint Venture Equity Contribution, the Principal Amount and the Healthcare Security Carrying Value.

As previously described, the estimated net asset value per share recommended by the Advisor and the Audit Committee and approved by the Board does not reflect NorthStar Healthcare’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Healthcare’s portfolio, as some buyers may pay more for a portfolio of investments compared to prices for individual investments;

•
the characteristics of NorthStar Healthcare’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the Advisor under the Advisory Agreement and NorthStar Healthcare’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Healthcare were to list its shares of common stock on a national securities exchange.

On December 19, 2017, Stanger delivered its final valuation report to the Audit Committee. The Audit Committee was given an opportunity to confer with the Advisor and Stanger regarding the methodologies and assumptions used therein, and determined to recommend to the Board the estimated value per share of NorthStar Healthcare’s common stock.

The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Healthcare’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Healthcare’s assets and unanimously approved the estimated value recommended by the Audit Committee.

Sensitivity Analysis

Changes to the key assumptions used to arrive at the estimated value per share, including the capitalization rates and discount rates used to value the Healthcare Properties, Joint Venture Investments and Healthcare Debt Investment, would have a significant impact on the underlying value of NorthStar Healthcare’s assets. The following table presents the impact on the estimated value per share of NorthStar Healthcare’s common stock resulting from a 5.0% increase and decrease to (1) the capitalization rates used to value the Healthcare Properties, (2) the capitalization rates used to value the Joint Venture Investments, (3) the discount rates used to value the Healthcare Debt Investment and Healthcare Borrowings and (4) the estimated value of the Healthcare Security:

	Range of Value
	Low	Midpoint	High
Estimated Net Asset Value Per Share	$7.65	$8.50	$9.39
Weighted Average Capitalization Rate (Healthcare Properties)	6.9%	6.6%	6.3%
Weighted Average Capitalization Rate (Joint Venture Investment)	8.2%	7.9%	7.7%
Weighted Average Discount Rate (Healthcare Debt Investment)	12.4%	11.8%	11.2%
Weighted Average Discount Rate (Healthcare Borrowings)	4.5%	4.7%	4.9%
Assumed Value of Healthcare Security	95%	100%	105%

The following table presents the impact on the estimated value per share of NorthStar Healthcare’s common stock resulting from a 5.0% increase and decrease to (1) the capitalization rates used to value the Healthcare Properties, (2) the capitalization rates used to value the Joint Venture Investments, (3) the discount rates used to value the Healthcare Debt Investment and Healthcare Borrowings and (4) the estimated value of the Healthcare Security, with the impact of each asset or liability class within NorthStar Healthcare’s portfolio shown in isolation:

	Range of Value
	Low	Midpoint	High
Healthcare Properties (Capitalization Rates)	$7.97	$8.50	$9.08
Healthcare Joint Venture Investments (Capitalization Rates)	$8.18	$8.50	$8.84
Healthcare Debt Investments (Discount Rates)	$8.50	$8.50	$8.51
Healthcare Security	$8.49	$8.50	$8.51
Healthcare Borrowings (Discount Rates)	$8.41	$8.50	$8.59
All investments, net of Healthcare Borrowings	$7.54	$8.50	$9.53

The above sensitivity analysis differs from the methodology employed by Stanger to generate the range of estimated per share values in its initial report. The sensitivity analysis above assumes a 5.0% increase and decrease to the underlying valuation assumptions, which generally differs from the adjustments to the valuation assumptions employed by Stanger in its initial valuation report.

Limitations and Risks

As with any valuation methodology, the methodologies used to determine the estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.

Although the Board relied on estimated values of NorthStar Healthcare’s assets and liabilities in establishing the estimated value per share, the estimated value per share may bear no relationship to NorthStar Healthcare’s book or asset value. In addition, the estimated value per share may not represent the price at which the shares of NorthStar Healthcare’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Healthcare or the amount a stockholder would realize in a private sale of shares.

The estimated value of NorthStar Healthcare’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related commercial real estate, changes in market interest rates for commercial real estate debt investments, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. There is no assurance that the methodologies used to establish the estimated value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or in compliance with guidelines pursuant to the Employee Retirement Income Security Act of 1974 with respect to their reporting requirements.

Changes to Advisory Agreement, Distribution Policy and Share Repurchase Program

NorthStar Healthcare recently completed the investment of substantially all of the proceeds of its public offering.  The Company’s investments consist primarily of healthcare properties, owned directly or through unconsolidated joint ventures, which are operated under leases or management agreements with third party managers or operators.  Recent changes in government reimbursement, national and regional economic conditions, new supply of competitive properties, increased labor costs due to recent changes in minimum wage standards and expenses associated with government investigations and legal actions, among other factors, are adversely impacting the operating performance of certain of the Company’s managers and operators, which is adversely impacting the Company’s operating performance.

At the same time, NorthStar Healthcare is in the process of transitioning several of its portfolios to new operators or managers, either as part of its overall business plan, acquisition strategy or as a result of the failure of an operator to meet its contractual obligations.  These operator transitions, together with the challenging operating and regulatory conditions and overall weakening in market fundamentals in the healthcare industry, have negatively impacted the Company’s results of operations.  In addition, as a result of these factors, the Company, or certain of its unconsolidated joint ventures, have had to and may continue to refinance and/or pay down certain of its or their borrowings.  The Company continues to monitor the performance of, and actively manage, all of its investments and work towards executing its business strategy.  Despite the current challenges facing the industry, NorthStar Healthcare continues to believe in the compelling long-term demographics and other market dynamics of the healthcare industry, as well as the long-term value of its diverse portfolio.  However, the Board, together with the Advisor, believes it is prudent to strengthen NorthStar Healthcare’s capital structure at this time in order to protect long-term value for stockholders.

In light of these considerations, and after evaluating NorthStar Healthcare’s current financial condition and liquidity sources, including current funds available, forecasted future cash flows, anticipated capital projects, timing of distributions and capital needs of unconsolidated joint ventures and the potential for additional repayments of borrowings, the Board determined to modify the Advisory Agreement, distribution policy and share repurchase program as described below. In addition, the Board is considering alternatives to enhance the Company’s operations and liquidity.

Changes to Advisory Agreement

As noted above, on December 20, 2017, NorthStar Healthcare, the Operating Partnership, the Advisor and the Sponsor entered into the Advisory Agreement Amendment, which made the following changes to the Advisory Agreement: (1) the Advisor will no longer receive an acquisition fee in connection with the Company’s acquisitions of real property or debt investments; and (2) the Advisor’s monthly asset management fee will be equal to one-twelfth of 1.5% of the Company’s most recently published aggregate estimated net asset value, as may be subsequently adjusted for any special distribution declared by the Board in connection with a sale, transfer or other disposition of a substantial portion of the NorthStar Healthcare’s assets (such distribution, a “Special Distribution”), with $2.5 million per calendar quarter of such fee paid in shares of the Company’s common stock at a price per share equal to the most recently published net asset value per share, as may be subsequently adjusted for any Special Distribution. The Advisor has also agreed that all shares of NorthStar Healthcare common stock issued to it in consideration of the asset management fee will be subordinate in the share repurchase program to shares of NorthStar Healthcare common stock held by third party stockholders for a period of two years, unless the Advisory Agreement is earlier terminated. The Advisory Agreement Amendment will be effective on January 1, 2018.

The foregoing description of the Advisory Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Advisory Agreement Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K, which Advisory Agreement Amendment is incorporated herein by reference.

The Board and the Advisor expect that the changes to the Advisory Agreement will reduce fees currently payable by the Company to the Advisor and better align the interests of the Company and the Advisor. For example, asset management fees for the nine months ended September 30, 2017 were $25.4 million, while asset management fees for the nine months ending September 30, 2018 are expected to be $17.9 million (including both $10.4 million payable in cash and $7.5 million payable in stock) based on the most recently published net asset value after giving effect to the modifications described above.

Change in Distribution Policy

On December 20, 2017, the Board approved a daily cash distribution of $0.000924658 per share of common stock for each of the three months ending March 31, 2018. Distributions are generally paid to stockholders on the first business day of the month following the month for which the distribution was accrued.

NorthStar Healthcare has previously paid monthly distributions in an amount that is equivalent to an annualized distribution of $0.675 per share of NorthStar Healthcare’s common stock. Beginning with the calendar quarter ending March 31, 2018, NorthStar Healthcare expects to pay monthly distributions in an amount that is equivalent to an annualized distribution of $0.3375 per share of the Company’s common stock. NorthStar Healthcare expects that, at this rate, its distributions for the quarter ending March 31, 2018 will be paid from cash flow provided by operations. However, the Company’s ability to pay distributions using cash flow provided by operations depends upon its operating performance, including the financial performance of its investments in the current real estate and financial environment and the type and mix of its investments. The Board will continue to assess the Company’s distribution policy in light of its operating performance and capital needs. Any distributions that may be paid following March 31, 2018 are subject to the approval of the Board and there can be no assurance that NorthStar Healthcare will pay distributions to its stockholders in any particular amount or at all.

Change to Terms of Share Repurchase Program

Pursuant to the terms of the Company’s share repurchase program (the “SRP”), the Board may, in its sole discretion, amend, suspend or terminate the SRP at any time provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the Board) will only take effect upon ten days’ prior written notice except that changes in the number of shares that can be repurchased during any calendar year will take effect only upon ten business days’ prior written notice. In accordance with the foregoing, the Board approved the following amendments to the SRP:

•
the Company intends to limit the amount of shares that may be repurchased pursuant to the SRP (including repurchases in the case of death or qualifying disability) as follows: (a) for repurchase requests made during the calendar quarter ending December 31, 2017, $8.0 million in aggregate repurchases and (b) for repurchase requests made in 2018 and thereafter, the lesser of (1) 5% of the weighted average number of shares of the Company’s common stock outstanding during the prior calendar year, less shares repurchased during the current calendar year, or (2) the net proceeds received by the Company during the calendar quarter in which such repurchase requests were made from the sale of shares pursuant to the Company’s distribution reinvestment plan (“DRP”);

•
beginning with repurchases made in the calendar quarter ending March 31, 2018, the price paid for shares will be: (a) for shares repurchased in connection with a death or disability, the lesser of the price paid for the shares or the most recently published estimated net asset value per share, which is currently $8.50 and (b) for all other shares, 90.0% of the Company’s most recently published estimated value per share, which is currently $7.65; and

•
in the event all repurchase requests in a given quarter cannot be satisfied, the Company will first repurchase shares submitted in connection with a stockholder’s qualifying death or disability and thereafter repurchase shares pro rata, and the Company will seek to honor any unredeemed shares in a future quarter (unless the stockholder withdraws its request).

The foregoing description of the SRP does not purport to be complete and is subject to, and qualified in its entirety by, the SRP that is filed as Exhibit 99.1 to this Current Report on Form 8-K, which SRP is incorporated herein by reference.

The Board believes the changes to the SRP are necessary to ensure the aggregate amount of repurchases under the SRP do not exceed aggregate proceeds from the sale of shares under the DRP. In addition, in light of the operational and liquidity challenges discussed above, the Board believes that limiting redemptions in this manner will permit the Company to preserve and deploy capital in a way that is better aligned with the long-term interests of stockholders.

Distribution Reinvestment Plan

In accordance with the terms of the DRP, effective immediately, distributions may be reinvested in shares of NorthStar Healthcare’s common stock at a price of $8.50, which is equal to the current estimated value per share, until such time as NorthStar Healthcare establishes a new estimated per share value, at which time the purchase price will adjust to 100% of such estimated value per share.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 to Advisory Agreement, dated as of December 20, 2017, by and among NorthStar Healthcare Income, Inc., NorthStar Healthcare Income Operating Partnership, LP, CNI NSHC Advisors, LLC and Colony NorthStar, Inc.

99.1	Share Repurchase Program, effective January 2018

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the actual value of NorthStar Healthcare’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Healthcare or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Healthcare’s common stock, changes in market interest rates for healthcare real estate debt investments, changes to healthcare real estate values, fluctuations in portfolio premiums and enterprise value and the extent to which these factors may impact NorthStar Healthcare’s estimated net asset value per share in the future, the impact of uninvested cash on NorthStar Healthcare’s estimated net asset value per share, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding and the proceeds obtained for any common stock transactions, changes in the size and diversity of NorthStar Healthcare’s portfolio, the impact of any losses from NorthStar Healthcare’s investments on cash flow and returns, property level cash flow, the availability of investment opportunities and ability to deploy capital, the ability to achieve targeted returns, the impact of actions taken by joint venture partners, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as in NorthStar Healthcare’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: December 26, 2017	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 1 to Advisory Agreement, dated as of December 20, 2017, by and among NorthStar Healthcare Income, Inc., NorthStar Healthcare Income Operating Partnership, LP, CNI NSHC Advisors, LLC and Colony NorthStar, Inc.

99.1	Share Repurchase Program, effective January 2018